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                                                                   EXHIBIT 10(L)

                             SouthTrust Corporation

                         Director's Stock Purchase Plan

THIS PLAN, made and set forth as of this 18th day of July, 1990, by SouthTrust Corporation for the benefit of members of its Board of Directors as follows:

                                    Article I
                                   Definitions

1.1 "Board of Directors" shall mean the Board of Directors of SouthTrust Corporation.

1.2 "Company" shall mean SouthTrust Corporation, a Delaware Corporation, and any corporate successor thereto, whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

1.3 "Compensation" shall mean the quarterly retainer fees as well as any meeting and or committee fees payable to Directors.

1.4 "Director" shall mean a member of the Board of Directors of SouthTrust Corporation.

1.5      "Plan" shall mean this Stock Purchase Plan.

1.6      "Stock" shall mean shares of the common stock of SouthTrust
         Corporation.

                                    Article 2
                                     Purpose

2.1 The Plan is intended to provide a method to allow eligible Directors to purchase over-the-counter common stock of SouthTrust Corporation, at market prices current at the time of purchase through individual accounts opened by such Director through the SouthTrust Corporation Dividend Reinvestment and Common Stock Purchase Plan.

                                    Article 3
                                   Eligibility

3.1 An individual who serves as a member of the Board of Directors and is not otherwise actively employed by the Company or any of its subsidiaries is eligible to participate in the Plan. Participation in the Plan is entirely voluntary and the Company is making no recommendations to Directors.

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                                    Article 4
                                 Administration

4.1      The Plan shall be administered by the Secretary of SouthTrust
         Corporation.

4.2 The Company will open and maintain accounts in the names of Directors who so request through the Dividend Reinvestment and Common Stock Purchase Plan maintained by SouthTrust Corporation for the benefit of its shareholders. Administration of those accounts shall be as provided in such dividend reinvestment plan, which is attached hereto and made a part hereof as though fully set out herein.

                                    Article 5
                                  Participation

5.1 A Director may elect to participate in the Plan by directing that payment of any or all of his Compensation for a period be used to purchase SouthTrust Common Stock under the terms of this Plan. Such direction shall be on forms and as prescribed by the Secretary.

5.2 In consideration of such a direction, the Company shall remit to Mellon Security Transfer Services, an amount equal to one-hundred and twenty-five percent (125%) of the amount so directed by the Director for the purchase of Stock. All such monies shall be fully taxable to the Director and a form 1099 will be provided to each such participating Director and to the Internal Revenue Service at the end of each calendar year during which a Director participates in the Plan.

5.3 Under the terms of the Dividend Reinvestment and Common Stock Purchase Plan, dividends upon Stock held in such Plan may be reinvested in the Common Stock of SouthTrust Corporation as provided in that Plan and if so directed by the Director.

5.4 The Director shall pay any such commissions as may be charged under the terms of the Plan with respect to any purchases, sales or dividend reinvestments, except as provided in the SouthTrust Corporation Dividend Reinvestment and Common Stock Purchase Plan or agreed by the Company in writing in advance of any transaction.

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                                    Article 6
                                  Miscellaneous

6.1 A Director's participation in this Plan may be terminated at any time by written notice from the Director to the Secretary of the Company.

6.2 This Plan may be terminated or discontinued at any time by written notice to the Secretary of the Company and upon notification to each participating Director.

IN WITNESS WHEREOF, the Board of Directors of SouthTrust Corporation has caused this instrument to be executed by a duly authorized officer of SouthTrust Corporation on this 18th day of July, 1990.



                                       BY: /s/  Wallace D. Malone
                                          --------------------------------------
                                          Its Chairman & Chief Executive Officer